Exhibit 16.1

June 7, 2019

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549 – 7561

Re: Alkame Holdings, Inc.

Commission File Number 000-55267

Ladies and Gentlemen:

We have read Item 4.01 of Alkame Holdings, Inc.’s Form 8-K dated June 5, 2019 and we agree with the statements made regarding our firm. We have no basis to agree or disagree with other statements contained therein.

Sincerely,

/s/ RBSM LLP